AMENDMENT NO. 4 TO

                           LOAN AND SECURITY AGREEMENT

                  This Amendment No. 4 to Loan and Security Agreement is made as of May 10, 2000 by and among each of the undersigned and amends that certain Loan and Security Agreement dated as of June 30, 1998, as previously amended by Amendment No. 1 to Loan and Security Agreement dated as of May 11, 1999, Amendment No. 2 to Loan Agreement dated as of September 30, 1999, and Amendment No. 3 to Loan and Security Agreement ("Amendment No. 3") dated as of March 10, 2000 (the "Loan Agreement"), by and among the financial institutions listed on the signature pages thereof as lenders (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, National Association (formerly known as BankAmerica Business Credit, Inc.), a Delaware corporation, as agent for the Lenders (in its capacity as agent, the "Agent"), and Merisel Americas, Inc., a Delaware corporation (the "Borrower"). Capitalized terms used herein without definition have the meanings assigned thereto in the Loan Agreement.

                                    RECITALS

         A. The Borrower has requested that the Loan Agreement be amended and modified as provided herein, and certain proposed actions by the Borrower be consented to by the Agent and the Lenders, all as more fully described below.

         B. On the terms and subject to the conditions set forth in this Amendment, the Borrower, the Agent and the Lenders, have agreed to the amendments and waivers to the Loan Agreement as set forth below.

                                    AGREEMENT

         In  consideration   of  the  foregoing,   and  for  good  and  valuable
consideration, the receipt of which is hereby acknowledged, the undersigned hereby agree as follows:

                                    ARTICLE 1
              AMENDMENTS AND WAIVERS TO LOAN AND SECURITY AGREEMENT

1.1 Amendment to the Definition of "Borrowing Base". The definition of "Borrowing Base" set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety, and inserting in its place the following:

         "`Borrowing Base' means (a) the sum of fifty percent (50%) of Eligible Domestic Inventory, plus fifteen percent (15%) of Eligible Imported Inventory; less (b) the sum of the Inventory Mix Reserve, the Liquidation Expense Reserve, the Foreign Exchange Reserve and the Vendor Lien Reserve."

1.2 Amendment to the Definition of "Foreign Exchange Transactions". The definition of "Foreign Exchange Transactions" set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety, and inserting in its place the following:

         "`Foreign Exchange Transactions' means (a) the foreign exchange line of $35,000,000 (notional value) from Bank of America for foreign exchange contracts in $ Canadian, and (b) any other foreign exchange line of credit with Bank of America or a Lender and for any currency; provided that, with respect to (a) and (b) above, the settlement risk shall not exceed $10,000,000 on any settlement day."

1.3 Amendment to the Definition of "Inventory Mix Reserve Percentage". The definition of "Inventory Mix Reserve Percentage" set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety, and inserting in its place the following:

         "`Inventory Mix Reserve Percentage' means the result, expressed as a percentage, of the following:

                                     1 - OLV

         where OLV means the amount determined by the Agent as the realizable value of Eligible Inventory (expressed as a percentage of cost) calculated based on the methodology of the Dovebid, Inc. appraisal most recently submitted to Agent pursuant to Section 6.5 and adjusted weekly to reflect the inventory mix as reflected in the Borrowing Base Certificate delivered pursuant to section 6.7(b). At no time shall the Inventory Mix Reserve Percentage be less than zero."

1.4 Amendment to the Definition of "Liquidation Expense Reserve". The definition of "Liquidation Expense Reserve" set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety, and inserting in its place the following:

         "`Liquidation Expense Reserve' means a reserve of $4,500,000, subject to adjustment upwards and downwards by the Agent in its sole discretion."

1.5 Amendment to the Definition of "Maximum Revolver Amount". The definition of "Maximum Revolver Amount" set forth in Section 1.1 of the Loan Agreement is hereby amended by deleting such definition in its entirety, and inserting in its place the following:

         "`Maximum Revolver Amount' means $35,000,000."

1.6 MOCA Disposition Definition. A new definition of "MOCA Disposition" is added to Section 1.1 of the Loan Agreement as follows:

         "'MOCA Disposition' means the sale or other disposition of all or substantially all of the assets or shares of Merisel Open Computing Alliance, Inc. by the Borrower or the Parent, but excluding the transfer of the shares of Merisel Open Computing
         Alliance, Inc. by the Borrower to Parent."

1.7 Monthly Gross Profit Definition. A new definition of "Monthly Gross Profit" is added to Section 1.1 of the Loan Agreement
         -------------------------------
as follows:

         "`Monthly Gross Profit' means, for any given month for the Borrower, the amount identified as "Total FE" for such month on the report delivered to the Agent pursuant to section 7.2(l)."

1.8 New Exhibit G. The Loan Agreement is hereby amended to add Exhibit G hereto as Exhibit G thereto.
         -------------

1.9 Amendment to Definition of Subsidiary. The definition of "Subsidiary" set forth in Section 1.1 of the Loan Agreement is hereby amended by inserting the following at the end of the first sentence thereof:

         "provided, that, notwithstanding the foregoing, Merisel Open Computing Alliance, Inc. shall, for all purposes of this Agreement, not be deemed a Subsidiary of the Borrower."

1.10 Amendment to Amount of Total Credit Facility. Section 2.1(a) of the Loan Agreement is hereby amended by deleting the amount "$100,000,000" and inserting the amount "$35,000,000" in its place.

1.11 Amendment to Minimum Availability Requirement. Section 2.2(a) of the Loan Agreement is hereby amended by deleting such section in its entirety, and inserting in its place the following:

                  "(a) Amounts. Subject to the satisfaction of the conditions precedent set forth in Article 10, each Lender severally agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower, in amounts not to exceed (except for BABC with respect to BABC Loans or Agent Advances) such Lender's Pro Rata Share of the Borrower's Avail-ability. The Lenders, however, in their discretion, may elect to make Revolving Loans or participate (as provided for in Section 2.3(f)) in the credit support or enhancement provided through the Agent to the issuers of Letters of Credit in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Maximum Revolver Amount or the Availability or to be obligated to exceed such limits on any other occasion. If at any time the Aggregate Revolver Outstanding exceeds the Availability (with the Availability calculated as if the Aggregate Revolver Outstandings were zero), then the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of Section 2.2(i)."

1.12  Commitment  Amount.  On the Effective  Date (as defined in section  3.1(a)
below)  the  Bank  of  America,   National  Association's   Commitment  will  be
$35,000,000.

1.13 Amendment to Section 4.1. Section 4.1 of the Loan Agreement is hereby amended by deleting such section in its entirety, and inserting in it place the following:

         "4.1     Revolving Loans.

         (a) The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay Revolving Loans at any time, and reborrow subject to the terms of this Agreement; provided, however, that with respect to any LIBOR Revolving Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower promises to pay to the Agent for account of the Lenders the amounts described in Section 5.4; provided, however, if at any time the prepayment of Loans pursuant to this Agreement would result, in the Borrower incurring breakage costs under Section 5.4 as a result of LIBOR Revolving Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected LIBOR Loans"), then the Borrower may in its sole discretion initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected LIBOR Loans with the Bank of America or an Affiliate for the benefit of the Agent (which deposit, after giving effect to interest to be earned on such deposit prior to the last day of the relevant Interest Periods, must be equal in amount to the amount of Affected LIBOR Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to an agreement to be entered into in form and substance reasonably satisfactory to the Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are LIBOR Revolving Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loans equal to the Affected LIBOR Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole
         benefit  of  the  Lenders  whose  Loans  would   otherwise   have  been
         immediately repaid with the amounts deposited and upon the taking of any action by the Agent or the Lenders pursuant to the remedial provisions of Section 11, any amounts held as cash collateral pursuant to this Section 4.1 shall, subject to the requirements of applicable law, be immediately applied to the relevant Loans. Following repayment of the relevant Loans, any remaining cash collateral will be returned to the Borrower. In addition, and without limiting the generality of the foregoing, upon demand and no later than the next Business Day following such demand, the Borrower promises to pay to the Agent, for account of the Lenders, the amounts, without duplication, by which at any time the Aggregate Revolver Outstanding exceeds the Availability (with Availability for purposes of this clause (a) calculated as if the Aggregate Revolver Outstandings were zero).

         (b) Upon consummation of the MOCA Disposition (the "MOCA Prepayment Date"), the Borrower shall prepay any and all of the following: (a) all outstanding Loans, together with accrued interest thereon; and (b) all other Obligations then due together with accrued interest thereon. If any LIBOR Revolving Loans are prepaid pursuant to this section 4.1(b) prior to the expiration date of the Interest Period applicable thereto, then the Borrower shall pay the Lenders the amounts described in
         Section 5.4. From the MOCA Prepayment Date through earlier of the date which is 10 calendar days thereafter or the date on which notice is delivered under this section 4.1(b) (the "Notification Period"), no Loans shall be outstanding, the Lenders shall have no obligation to make Loans, and the Agent shall have no obligation to cause any Letter of Credit to be issued, extended or amended under this Agreement. At any time during the Notification Period, the Lenders may deliver notice to the Borrower indicating that this Agreement shall continue in effect or that this Agreement shall automatically terminate on the date that is 60 days from the date of such notice. During such 60-day period the Lenders may (but shall not be obligated to) make Loans to the Borrower in their sole discretion. If this Agreement terminates pursuant to notice under this section 4.1(b), the provisions of Section 12.1 shall apply. If no notice is delivered under this section 4.1(b), this Agreement shall continue in full force and effect."

1.14 Amendment to Provision Regarding Appraisals. Section 6.5 of the Loan Agreement is hereby amended by deleting such section in its entirety, and inserting in its place the following:

         "6.5 Appraisals. Whenever a Default or Event of Default exists, and at such other times not more frequently than once per month as the Agent requests, the Borrower shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, reasonably satisfactory to the Agent."

1.15 Amendment to Collateral Reporting Requirements. Section 6.7 of the Loan Agreement is hereby amended by deleting such section in its entirety, and inserting in its place the following:

         "6.7 Collateral Reporting. The Borrower shall provide the Agent with the following documents at the following times in form reasonably satisfactory to the Agent: (a) on a daily basis no later than 9:00 a.m. (Pacific time), a report reflecting gross on hand Inventory, (b) on a weekly basis no later than the third Business Day of the following week, a Borrowing Base Certificate, a summary of total Inventory which details all inventory excluded from Eligible Inventory, a calculation of the Impaired Inventory Percentage, a valuation summary report which details Inventory by category and calculates the then current Inventory Mix Percentage, a summary report listing on hand Inventory balances by vendor and accounts payable owing to any vendor or supplier who has a Lien on any Inventory, a summary report with such information as is included in the Borrower's currently produced report titled "Top Fifty Manufacturers Summary of Accounts Payable Owed" (such summary report shall specifically include all amounts owed and accounts payable to Compaq), summary Inventory reports by category (and, if requested by the Agent, additional detail thereof); (c) on a quarterly basis no later than the 45th day following the end of each of the Borrower's first three fiscal quarters in each fiscal year and no later than the 90th day following the end of the last fiscal quarter in each fiscal year, a statement of the balance of each of the Intercompany Accounts;
         (d) upon the occurrence and during the continuance of an Event of Default, (i) as frequently as requested by the Agent, Borrowing Base certificates, and (ii) on a monthly basis (or more frequently if requested by the Agent), an aging of accounts payable which is aged by due date, an aging of Accounts reconciled against the previous month's aging and the Borrower's general ledger and copies of invoices and purchase orders as requested by the Agent; and (e) such other reports as to the Collateral of the Borrower as the Agent shall reasonably request from time to time. If any of the Borrower's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders. For the purposes of this Section 6.7, the word "month" shall mean "fiscal month.""

1.16 Amendment to Section 6.9. The third and fourth sentences of Section 6.9 are hereby amended by deleting such sentences in their entirety, and inserting in their place the following sentences:

         "The Payment Account Agreement shall provide, inter alia, that upon notice to the bank by the Agent that (i) an Event of Default and acceleration of the Obligations have occurred, or (ii) the Aggregate Revolver Outstanding is greater than zero and exceeds the Availability (with Availability calculated as if the Aggregate Revolver Outstandings were zero), the bank is authorized to transfer all funds in the Payment

         Account to the Agent. The notice from the Agent shall confirm that the Agent's Lien does not extend to the Payment Account itself, but does extend to the extent contemplated in this Agreement, to the proceeds of the Borrower's Inventory and Accounts which are deposited into the Payment Account."

1.17 Amendment to Financial Reporting Requirements. Section 7.2 of the Loan Agreement is hereby amended by adding a new subparagraph (l) to read as follows:

         "(l) No later than 5 days after the end of each fiscal month, a report in substantially the form of Exhibit G accurately reflecting the information in such Exhibit G for such fiscal month calculated in a manner consistent with past practices."

1.18 Amendment to Section 7.2(b). Section 7.2(b) of the Loan Agreement is hereby amended by deleting such section in its entirety, and inserting in its place the following:

         "(b) As soon as available after the end of each fiscal month, an unaudited consolidating balance sheet of the Parent and its Subsidiaries (or upon the Agent's request, of the Borrower and its Subsidiaries, which in each case may include Merisel Open Computing Alliance, Inc. with regard to the Borrower) as of the end of such fiscal month and the related consolidating statements of income for such fiscal month"

1.19 Replacement of Cash Flow Covenant with Minimum Monthly Gross Profit Covenant. Section 9.20 of the Loan Agreement is hereby amended by deleting such section in its entirety, and inserting in its place the following:

         "9.20    Minimum Monthly Gross Profit.

         (a) The Borrower will not permit its Monthly Gross Profit for any fiscal month listed below, to be less than the amount set forth opposite such month:

         May 2000                                      $4,500,000
         June 2000                                     $6,250,000
         July 2000                                     $5,000,000
         August 2000                                   $6,000,000
         September 2000                                $7,000,000
         October 2000                                  $5,500,000
         November 2000                                 $5,500,000
         December 2000                                 $7,250,000
         The first month of each fiscal quarter
         beginning after December 2000                 $5,000,000

         The second month of each fiscal quarter
         beginning after December 2000                 $5,000,000

         The third month of each fiscal quarter
         after December 2000                           $7,000,000

         (b) For purposes of calculating the Borrower's compliance with the covenant set forth in this Section 9.20, any amount in excess of the minimum Monthly Gross Profit for a particular fiscal month may be added and applied to the minimum Monthly Gross Profit requirement for any succeeding fiscal month (or fiscal months) in the same fiscal quarter provided that amounts so applied may not in the aggregate exceed such excess amount. For example, if the Monthly Gross Profit for January 2001 were $7,000,000, the excess of $2,000,000 ($7,000,000 -
         $5,000,000) could be applied to February or March of 2001 or both such months in any combination not exceeding an aggregate amount of $2,000,000.

         (c) For purposes of calculating the Borrower's compliance with the covenant set forth in this Section 9.20, at the Borrower's option, the Borrower may apply to any month or months in a fiscal quarter the amount (not to exceed $3,750,000 per fiscal quarter) of Capital Expenditures that have not been made or incurred during the applicable fiscal quarter which are otherwise permitted by Section 9.22; provided that the Capital Expenditures otherwise permitted by Section 9.22 for such fiscal quarter shall be reduced by the amount or amounts applied hereunder.

1.20 Amendment to Section 9.22. Section 9.22 of the Loan Agreement is hereby amended by deleting such section in its entirety, and inserting in its place the following:

         "9.22 Capital Expenditures. Neither the Parent nor the Borrower, nor any of their Subsidiaries, shall, commencing with Fiscal Year 2000, make or incur any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures (net of proceeds from sales of fixed assets) by such parties on a consolidated basis would exceed (i) $25,000,000 for any Fiscal Year (which amount shall be reduced by all amounts applied pursuant to section 9.20(c)) (ii) $7,500,000 for any fiscal quarter (which amount shall be reduced by all amounts with respect to such fiscal quarter applied pursuant to section 9.20(c)).

1.21 New Event of Default. Section 11.1(i) of the Loan Agreement (which was Intentionally Omitted) is hereby amended by deleting such section in its entirety, and inserting in its place the following:

         "(i) the Borrower shall not have received on or before June 12, 2000 a cash infusion from the Parent in a minimum amount of $15,000,000, evidenced by documentation in form and substance reasonably satisfactory to the Required Lenders;

1.22 Waiver to Covenants and Representations. The Agent and the Lenders hereby waive compliance with any representation, warranty, or covenant under Articles 6, 7, 8 or 9 of the Loan Agreement and any Default or Event of Default under
Article 11 of the Loan Agreement, to the extent the Borrower would breach such representation, warranty or covenant or create a Default or Event of Default in consummating or effectuating the MOCA Disposition (as such term is defined in Section 1.1 of the Loan Agreement as amended by this Amendment) as consented to in Section 1.19 below or the distribution of shares of Merisel Open Computing Alliance, Inc. to Parent.

1.23 Consent to MOCA Disposition. The Agent and the Lenders hereby approve of and consent to the MOCA Disposition provided that the Borrower shall receive cash proceeds from the MOCA Disposition, or otherwise have cash on hand, in each case sufficient to fulfill the Borrower's obligations as set forth in Section 4.1(b) of the Loan Agreement, as amended by this Amendment. Concurrently with the consummation of the MOCA Disposition, the Borrower shall deliver to the Agent copies, certified by a Responsible Officer, of the sale agreement and each of the other sale documents entered into in connection with the MOCA Disposition.

1.24 MOCA Guaranty. The Agent and the Lenders hereby agree that upon consummation of the MOCA Disposition and the Borrower's compliance with section 4.1(b) of the Loan Agreement, the Guaranty made and entered into as of March 10, 2000 by Merisel Open Computing Alliance, Inc. in favor of the Agent, as amended on the date hereof, shall automatically terminate.

1.25 Confirmation of Amendment No. 3. The Agent and the Lenders hereby confirm that the waivers, consents and approvals set forth in Section 1.21 and 1.22 of Amendment No. 3 are and continue to be applicable regardless of the fact that the stock of Merisel Open Computing Alliance, Inc. has not been distributed to the Parent. The Agent and the Lenders hereby consent to the distribution of the stock of Merisel Open Computing Alliance, Inc. to the Parent at such time as the Borrower may elect to make such distribution.

                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

         The Borrower warrants and represents to the Agent and the Lenders that:

2.1 Representations and Warranties True and Correct. The representations and warranties contained in the Loan Agreement and the other Loan Documents are correct in all material respects on and as of the date hereof after giving effect to this Amendment (except representations and warranties which are made as of a specified date shall only be required to be true and correct in all material respects as of such specified date).

2.2 No Default or Event of Default. No event has occurred and is continuing which constitutes a Default or an Event of Default after giving effect to this Amendment.

2.3 Corporate Authority; No Breach. The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate and other action and do not and will not (i) require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable, (ii) contravene the terms of the Borrower's Certificate of Incorporation or bylaws, or (iii) conflict with, or result in any breach or contravention of, any other document to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority to which the Borrower or its property is subject. The Loan Agreement as amended by this Amendment constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its respective terms, without defense, counterclaim or offset, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

                                    ARTICLE 3
                                  MISCELLANEOUS

3.1      Effective Date and Availability Date.

                  (a) This Amendment shall be effective as of the date (the "Effective Date") when each of the following conditions has been satisfied: (i) the Agent has received (a) a duly executed counterpart of this Amendment from the Borrower and the Majority Banks, (b) a duly executed Guarantor Acknowledgment and Consent in the form attached hereto, (c) a duly executed "Third Amended Fee Letter" (in a form acceptable to the Agent in its sole discretion) from the Borrower to the Agent dated as of the date hereof, (d) an unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the end of the fiscal quarter ended March 31, 2000 and the related consolidating statements of income for the three months then ending, (e) a copy of the irrevocable written notice to be delivered to the partners of Stonington Capital Appreciation 1994 Fund, L.P. on the date hereof (with a copy to the Agent) requesting funds to make an aggregate capital contribution to Parent of at least $15,000,000, which notice shall be in form and substance reasonably satisfactory to the Majority Lenders, and (ii) all conditions to the effectiveness of the Assignment and Acceptance Agreement of even date herewith between Bank of America, National Association and Congress Financial Corporation shall have been satisfied. The financial information required to be delivered to the Agent by clause (d) of subsection (i) above shall be certified by the chief financial officer of the Borrower as having been prepared in accordance with GAAP (subject to good faith year-end audit adjustments and the absence of footnotes) and as fairly presenting the Parent's or Borrower's financial position as at the dates thereof.

              (b) Notwithstanding the occurrence of the Effective Date, Availability and the Unused Letter of Credit Subfacility shall be each be deemed equal to $0, and the Lenders shall have no obligation to make Loans, and the Agent shall have no obligation to cause any Letter of Credit to be issued, extended or amended under the Loan Agreement until each of the following conditions has been satisfied: (i) the Agent has received (a) the monthly financial reports identified in section 7.2(b) of the Loan Agreement (as amended by this Amendment) for December of 1999 and January and February of 2000, and
(b) consolidating monthly financial projections through December 31, 2000 for the Parent and its Subsidiaries, together with a narrative statement with regard to the assumptions reflected in such financial projections, (ii) the Borrower, the Agent and Bank One (successor in interest to The First National Bank of Chicago) shall have entered into an amendment to the Payment Account Agreement in form and substance reasonably satisfactory to the Agent, (iii) the Agent shall have received a signed copy of the notice referenced in section 3.1(a)(i)(e) above, and (iv) the Agent shall have received the payment referenced in Section 3 of the Third Amended Fee Letter referred to in Section 3.1(a)(i)(c) above. The financial information required to be delivered to the Agent by subsection (i) above shall be certified by the chief financial officer of the Borrower, with respect to clause (a) of that subsection, as having been prepared in accordance with GAAP (subject to good faith year-end audit adjustments and the absence of footnotes) and as fairly presenting the Parent's and its Subsidiaries' financial position as at the dates thereof, and with respect to clause (b) of that subsection, as representing the Borrower's best estimate of the future financial performance for the Parent and its Subsidiaries for the periods set forth therein.

3.2 No Other Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Lenders under the Loan Documents, nor constitute a waiver of any provisions of the Loan Documents.

3.3 Governing Law. This Amendment is to be construed in accordance with and governed by the internal laws of the State of California (as permitted by Section 1646.5 of the California Civil Code or any similar successor provision) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties.

3.4 Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and each of their respective successors and assigns.

3.5 Entire Agreement. This Amendment, together with the Loan Agreement and the other Loan Documents, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein, and cannot be amended, modified or supplemented except by an instrument in writing executed by each party hereto. This Amendment supersedes all prior drafts and communications between the parties with respect to the subject matter addressed herein.

3.6 Severability. If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Loan Agreement, respectively.

3.7 Costs and Expenses; Further Assurances. Without limiting any provisions of any of the Loan Documents: (i) the Borrower agrees to pay on demand all costs and expenses of the Agent and the Lenders in connection with the preparation, execution, delivery and enforcement of this Amendment, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto and with respect to advising Agent as to its rights and responsibilities hereunder; and (ii) the Borrower, the Agent and the Lenders agree to execute and deliver such instruments and documents and take such other action as shall be reasonably necessary or advisable in order to carry out the intent of this Amendment.

3.8 References to Loan Agreement and Loan Documents. From and after the effectiveness of this Amendment, all references in the Loan Agreement to "this Agreement", "hereof", "herein", and similar terms shall mean and refer to the Loan Agreement as certain provisions thereof are amended or supplemented by this Amendment, and all references in other documents to the Loan Agreement shall mean such agreement as certain provisions thereof are amended or supplemented by this Amendment. The Loan Agreement and the other Loan Documents are hereby ratified and confirmed and, except as herein otherwise agreed, remain unmodified and in full force and effect.

3.9 Counterparts. This Amendment may be executed in any number of counterparts, and by the Agent and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

S-1
sf-878736
         IN WITNESS WHEREOF, the parties have entered into this Amendment on the date first above written.

                             "BORROWER"

                              Merisel Americas, Inc., a Delaware corporation



                              By:______________________________________________
                              Name:____________________________________________
                              Title:___________________________________________

                              Address:             200 Continental Boulevard
                                                   El Segundo, CA 90245
                              Telecopy No.:        (310) 615-1234



                              "AGENT"

                             Bank of America, National Association, as the Agent



                               By:_____________________________________________
                               Name:___________________________________________
                               Title:__________________________________________

                               Address:             40 East 52nd Street
                                                    New York, New York 10022
                               Telecopy No.:        (212) 836-5167

                                "LENDERS"

                              Bank of America, National Association, as a Lender



                                By:____________________________________________
                                Name:__________________________________________
                                Title:_________________________________________

                                Address:             40 East 52nd Street
                                                     New York, New York 10022
                                Telecopy No.:        (212) 836-5167